Exhibit 10(r)

January 8, 1999

Mr. Barry J.C. Parker
President and Chief Executive Officer
Luby's Cafeterias, Inc.
P. O. Box 33069
San Antonio, Texas   78265-3069

Dear Mr. Parker:

     Pursuant to authorization by the Board of Directors of Luby's Cafeterias, Inc. (the "Company") on this date, this letter will confirm that your employment agreement with the Company dated September 15, 1997, is hereby amended to increase your minimum base salary to $390,000 per year ($32,500 per month) effective as of March 1, 1999.

                                    Sincerely,

                                    DAVID B. DAVISS
                                    ______________________
                                    David B. Daviss
                                    Chairman of the Board

Accepted and agreed to:


BARRY J.C. PARKER
______________________
Barry J.C. Parker

                                                                 Exhibit 10(z)
                                                                 PRESIDENT
                   FORM OF CHANGE IN CONTROL AGREEMENT
                                 BETWEEN
                               LUBY'S, INC.
                                   AND
                            (EXECUTIVE NAME)

     THIS AGREEMENT is made and entered into effective as of the 8th day of January, 1999 by and between LUBY'S, INC., a Delaware corporation (hereinafter "Luby's") and [Executive Name] (hereinafter, the "Executive").

     WHEREAS Executive is a valuable employee of Luby's and an integral part of its management; and

     WHEREAS Luby's wishes to encourage Executive to continue Executive's career with and services to Luby's for the period during and after an actual or threatened Change In Control; and

     WHEREAS the Board of Directors of Luby's has determined that it would be in the best interests of Luby's and its shareholders to assure: (i) continuity in the management of Luby's in the event of a Change In Control and (ii) that Executive can act objectively and in the best interests of Luby's and its shareholders in evaluating any such Change in Control, by entering into this Agreement with Executive;

     NOW, THEREFORE, in consideration of the services to be performed by Executive for Luby's in the future, as well as the promises and covenants contained in this Agreement, the parties agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall have the meanings prescribed below:

         1.1 Board. "Board" means the Board of Directors of Luby's. Except where this Agreement requires that action be taken by a specified percentage or number of the members of the Board, action on behalf of the Board may be taken by its Executive Committee, or by any other committee or individual specifically authorized to act on behalf of the Board by resolution of the Board.

         1.2 Change In Control. A "Change In Control" is the occurrence of any of the events described in subsections (a) through (d) below:

         (a) Either (i) receipt by Luby's of a report on Schedule 13D, or an amendment to such a report, filed with the Securities and Exchange Commission (the "SEC") pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act") disclosing that any person (as such term is used in Section 13(d) of the 1934 Act) ("Person"), is the beneficial owner, directly or indirectly, of twenty percent or more of the combined voting power of the outstanding stock of Luby's, or (ii) actual knowledge by the Board of facts on the basis of which any Person is required to file such a report on Schedule 13D, or to make an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time specified in Section 13(d) of the 1934 Act) disclosing that such Person is the beneficial owner, directly or indirectly, of twenty percent or more of the combined voting power of the outstanding stock of Luby's.

         (b) Purchase by any Person other than Luby's or a wholly-owned subsidiary of Luby's, of shares pursuant to a tender or exchange offer to acquire any stock of Luby's (or securities convertible into stock) for cash, securities or any other consideration provided that, after consummation of the offer, such Person is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of twenty percent or more of the combined voting power of the outstanding stock of Luby's (calculated as provided in paragraph (d) of Rule 13d-3 under the 1934 Act in the case of rights to acquire stock).

         (c) Approval by the shareholders of Luby's of a transaction described in any of the following paragraphs:

             (1) Any consolidation or merger of Luby's in which Luby's is not the continuing or surviving corporation or pursuant to which shares of stock of Luby's would be converted into cash, securities or other property, other than a consolidation or merger of Luby's in which holders of its stock immediately prior to the consolidation or merger own at least a majority of the combined voting power of the outstanding stock of the surviving corporation immediately after the consolidation or merger (or at least a majority of the combined voting power of the outstanding stock of a corporation which owns directly or indirectly all of the voting stock of the surviving corporation).

             (2) Any consolidation or merger in which Luby's is the continuing or surviving corporation but in which the shareholders of Luby's immediately prior to the consolidation or merger do not hold at least a majority of the combined voting power of the outstanding stock of the continuing or surviving corporation (except where such holders of stock hold at least a majority of the combined voting power of the outstanding stock of the corporation which owns directly or indirectly all of the voting stock of Luby's).

             (3) Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Luby's (except such a transfer to a corporation which is wholly owned, directly or indirectly, by Luby's), or any complete liquidation of Luby's.

             (4) Any merger or consolidation of Luby's where, after the merger or consolidation, one Person owns 100% of the shares of stock of Luby's (except where the holders of Luby's voting stock immediately prior to such merger or consolidation own at least a majority of the combined voting power of the outstanding stock of such Person immediately after such merger or consolidation).

         (d) A change in the majority of the members of the Board within a 24-month period unless the election or nomination for election by Luby's shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.

     A Change In Control occurs on the date that an event described in subsection (a), (b) or (d) occurs. In the case of a transaction described in subsection (c) which is subject to approval by the shareholders, the Change In Control occurs on the date the transaction is completed.

         1.3  Code.  "Code" means the Internal Revenue Code of 1986, as amended.

         1.4 Disability. "Disability" or "Disabled" means the inability of Executive as a result of physiological or psychological condition to perform the essential functions of any position held by Executive on or after the date a Change In Control occurred.

         1.5 Discharge for Cause. Solely for purposes of this Agreement, "Discharge for Cause" means a termination of Executive's employment by Luby's because of Executive's gross negligence, gross misconduct (active or passive), fraud or dishonesty which has resulted, or is likely to result, in material economic damage to Luby's, as determined in good faith by a vote of two-thirds of the non-employee directors at a meeting of the Board at which Executive has been afforded an opportunity to be heard.

         1.6 Good Reason. "Good Reason" means the occurrence, on or after the date of a Change In Control and without Executive's written consent, of any of the following events or circumstances, as determined in good faith by Executive:

         (a) A reduction in Executive's base salary in effect immediately prior to the Change In Control.

         (b) A material reduction in Executive's target opportunity, measured as a percentage of base salary, to earn annual or long-term incentives or bonuses.

         (c) A material reduction by Luby's of Executive's job duties and responsibilities, or change in the rank or responsibilities of the party to whom the Executive reports, from that which existed immediately prior to the Change In Control, including but not limited to the assignment to Executive of duties and responsibilities which are materially inconsistent with those of Executive's position immediately prior to the Change In Control.

         (d) Assignment or reassignment of Executive to another place of employment that is more than 50 miles (measured by the shortest paved highway route) from Executive's place of employment immediately prior to the Change In Control.

         (e) A failure by Luby's to pay to Executive when due any deferred compensation that was deferred by Executive prior to the Change in Control.

         (f) A failure by Luby's to adjust, if necessary, the terms of any stock option granted to Executive prior to the date of Change in Control so as to provide Executive with a new stock option or other benefit of equivalent economic value.

         (g) A failure by Luby's to comply with the terms and conditions of this Agreement.

Notwithstanding the foregoing:

             (aa) An event or circumstance shall not constitute Good Reason unless Executive provides written notice to Luby's specifying the basis for Executive's determination that Good Reason exists within six months after the first day on which such Good Reason existed. If Luby's cures the event or circumstance within 30 days of receiving such written notice (including retroactive restoration of any lost compensation or benefits, where reasonably possible), Good Reason shall be deemed never to have existed.

             (bb) Luby's and Executive may, upon mutual written agreement, waive and provision of this section which would otherwise constitute Good Reason.

     2. Term of Agreement. This Agreement shall become effective as of the date written in the first paragraph of this Agreement and shall be for an initial term ending on December 31, 2000. The term of this Agreement shall be automatically extended on each December 31 for one additional calendar year, unless Luby's provides written notice to Executive prior to a December 31 that this sentence shall cease to apply on that December 31. (For example, on December 31, 2000, the term will be automatically extended to December 31, 2001 unless Luby's gives written notice to Executive prior to December 31, 2000.). This Agreement will apply to any Change in Control that occurs during the term of this Agreement.

     3. Eligibility for Benefits. Except as provided in section 3.1, if Executive is a full-time employee of Luby's on the date a Change In Control occurs, Executive shall be entitled to the benefits provided under section 4. following the occurrence of either of the following events:

         (a) Executive's employment is involuntarily terminated by Luby's during the 36-month period following the Change In Control.

         (b) Executive terminates employment with Luby's for Good Reason during the 36-month period following the Change In Control; provided that the period in which Luby's could correct the Good Reason has expired.

         3.1  Disqualification from Benefits. Notwithstanding the provisions of section 3., Executive shall not be eligible for any benefits under this Agreement under any of the following circumstances:

         (a) Luby's terminates Executive's employment due to Discharge for Cause.

         (b) Executive's employment with Luby's terminates due to Disability or Executive's death.

         (c) Executive voluntarily terminates employment without Good Reason. For purposes of this Agreement, a voluntary termination of employment includes any termination that qualifies as a form of "retirement" under any employee pension benefit plan maintained by Luby's that covers Executive; provided that Good Reason does not exist at the time of such retirement.

         (d) Executive's employment is terminated pursuant to any policy of Luby's that requires or permits mandatory retirement of Executive upon attainment of a specified age and that complies with applicable laws and regulations.

     If this section 3.1 applies, Executive shall be subject to the normal Policies of Luby's regarding such events and shall be eligible for only such Compensation and benefits as would apply if this Agreement did not exist.

         3.2 Anticipation of Change In Control. If (i) Executive's employment is involuntarily terminated by Luby's, or Executive terminates such employment with Luby's for Good Reason, on or after the date on which a public announcement is made by Luby's of its intention to participate in a transaction which would constitute a Change In Control, (ii) Executive would be eligible under section
3. if the Change In Control had already occurred, (iii) section 3.1 does not apply, and (iv) the Change In Control actually occurs, then Executive's employment shall be deemed solely for purposes of this Agreement to have terminated under section 3. on the date the Change In Control occurred and Executive shall be entitled to the benefits provided under section 4.

     4. Benefits. If Executive is eligible under section 3. and Executive promptly executes and delivers to the Company a waiver, release, and separation agreement tendered by the Company, which release the Company, its officers, directors, stockholders, employees, agents, assigns, subsidiaries and affiliates from all claims that arise out of or relate in any way to the Executive's employment or termination of employment with the Company, including claims under anti-discrimination laws (except that claims for vested wages, or vested benefits shall not be waived), Executive will receive the benefits provided under section 4.1 through section 4.5.

         4.1 Severance Payment. Within five business days after Executive's termination of employment under section 3. occurs, Luby's will pay to Executive a lump sum equal to three times the sum of the amounts determined under subsections (a) and (b):

         (a) Executive's annual base salary immediately prior to the Change In Control.

         (b) (i) If Executive has been employed by the Company for less than one year as of the date termination of employment occurs, as determined under section 3., the amount added to the amount in section 4.1(a) shall be the short-term target cash bonus for the year in which the termination occurs; and

              (ii) If the Executive has been employed by the Company for more than one year as of the date termination of employment occurs, as determined under section 3., the amount added to the amount in section 4.1(a) shall be the average of (x) the actual short term cash bonus received by the Executive during the preceding fiscal year and (y) the short-term cash target bonus for the year in which the termination occurs.

The payment under this section 4.1 shall also include amounts for any accrued but unpaid salary and any accrued but unused vacation under Luby's policies which is outstanding on the date Executive's employment terminates.

         4.2 Stock Options and Restricted Stock. All stock options granted to Executive which are outstanding on the date of Executive's termination of employment under section 3. shall become vested, and all restrictions on
restricted   shares of Luby's stock granted to Executive shall lapse on that date. All of Executive's outstanding stock options shall be exercisable, subject to earlier expiration pursuant to the terms of the individual option agreements, during the two year period following the termination of Executive's employment.

         4.3 Continuation of Welfare Benefits. During the 36 month period following Executive's termination of employment under section 3., Executive will be eligible for continuation of coverage for Executive and Executive's eligible dependents under all life insurance, disability, accident and health insurance coverage in effect at the time Executive's employment terminated, subject to the following:

         (a) Such coverage shall be provided under the same terms and conditions as apply to similarly situated active employees of Luby's during such period. Executive shall pay to Luby's the contribution, if any, required to be paid for such coverage by similarly situated active employees of Luby's during such period.

         (b) If a group insurance carrier refuses to provide the coverage described in this section 4.3 under its contract issued to Luby's, or if Luby's reasonably determines that the coverage required under this section
     4.3 would cause a welfare plan sponsored by Luby's to violate any provision of the Code prohibiting discrimination in favor of highly compensated employees or key employees, Luby's will use its best efforts to obtain for Executive an individual insurance policy providing comparable coverage. However, if Luby's determines in good faith that comparable coverage cannot be obtained for less than two times the premium or premium equivalent for such coverage under Luby's welfare plan or plans, Luby's sole obligation under this section 4.3 with respect to that coverage will be limited to paying to Executive a monthly amount equal to two times the monthly premium or premium equivalent for that coverage under Luby's plans.

         (c) Benefits provided to Executive or Executive's dependents under this section will be secondary to any comparable benefits provided by another employer to the extent permitted by applicable law.

         4.4 Retirement Benefits. Within five business days after Executive's employment terminates under section 3. (or as soon thereafter as the amount payable under this section can reasonably be determined), Luby's will pay executive a lump sum equal to the sum of the following amounts:

         (a) Retirement Plans. The present value of the additional benefit to which Executive would be entitled under the qualified defined benefit pension plan and non-qualified supplemental executive retirement plan, if any, that covered Executive on the date the termination of employment occurred, determined by assuming that Executive's employment had continued for an additional 36 months and that Executive's rate of compensation being recognized by each such plan immediately prior to the termination of employment had continued in effect during such period. The "present value" for purposes of this subsection (a) shall be determined by using the actuarial equivalent factors specified in the qualified defined benefit pension plan for determining lump sum distributions (disregarding any restriction on the size of lump sum distributions allowed).

         (b) Savings Plans. The sum of the additional contributions (other than pre-tax salary deferral contributions by Executive) that would have been made or credited by Luby's to Executive's accounts under each qualified defined contribution plan and non-qualified supplemental executive savings plan, if any, that covered Executive on the date the termination of employment occurred, determined by assuming that:

         (1)  Executive's employment had continued for an additional 36 months.

         (2) Executive's rate of compensation being recognized by each plan immediately prior to the termination of employment had continued in effect during such period.

         (3) In the case of matching contributions, Executive's rate of pre-tax salary deferral contributions in effect immediately prior to the termination of employment had remained in effect throughout such period.

         (4) In the case of discretionary contributions by Luby's, Luby's continued to make such contributions during such period at the rate that applied to the most recent plan year that ended prior to the termination of employment.

         4.5 Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Executive
(i) constitute "parachute payments" within the meaning of Section 280G (as it may be amended or replaced) of the Code and (ii) but for this section 4.5, would be subject to the excise tax imposed by Section 4999 (as it may be amended or replaced) of the Code (the "Excise Tax"), then the Executive's severance benefits hereunder section 3. shall be either:

         (a)  delivered in full, or

         (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under the Excise Tax. Unless Luby's and the Executive otherwise agree in writing, any determination required under this section 4.5 shall be made in writing in good faith by the accounting firm serving as Luby's independent public accountants immediately prior to the Change of Control (the "Accountants"). In the event of a reduction in benefits hereunder, the Executive shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this section 4.5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code. Luby's and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this section. Luby's shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this section 4.5.

         4.6 No Offsets. Executive shall be under no obligation to seek other employment or otherwise mitigate the amounts payable by Luby's under section 4. There will be no offset against the amounts payable under section 4. on account of any compensation or earnings from any subsequent employment or self-employment of Executive, except as provided in section 4.3(c). Luby's obligations to make the payments provided for this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which Luby's may have against Executive or others, unless Executive has given written consent to such as set-off or is subject to a final judgment in favor of Luby's.

     5. Source of Payments. Except as otherwise provided in this section, all payments provided in section 4. shall be paid from the general funds of Luby's, and Luby's shall not be required to establish a special or separate fund or otherwise segregate assets to assure payments will be made under this Agreement.

         (a) On or before the date a Change In Control occurs (or as soon as reasonably possible following a Change In Control for which Luby's has no advance warning), Luby's will establish a trust in the form generally known as a "rabbi trust", and will immediately deposit into that trust an amount equal to the total of the estimated amounts to which Executive would become entitled under sections 4.1, 4.3 and 4.4, in the event the requirements of section 3. are satisfied.

              (1) The trustee shall be a national bank or trust company selected by Luby's and reasonably acceptable to Executive.

              (2) The amount to be deposited in the trust shall be determined by an actuary employed by a nationally recognized actuarial and benefits consulting firm selected by Luby's which shall be reasonably acceptable to Executive.

         (b) In the event Executive satisfies the requirements of section 3. and becomes entitled to payments under section 4., those payments shall be made from the assets of the trust to the extent those assets are sufficient. Luby's obligations under this Agreement shall be reduced to the extent of the payments made from the trust.

         (c) If Executive does not become eligible under section 3. within 24 months after the date a Change In Control occurs, or if an event described in section 3.1 occurs that makes Executive ineligible for benefits, the trust shall terminate and its assets shall be returned to Luby's.

Notwithstanding the foregoing provisions of this section, it is expressly understood and agreed that Executive (and any dependent, beneficiary or estate of Executive who becomes entitled to payments hereunder) shall at all times be an unsecured creditor of Luby's, and shall have no rights to assets of Luby's (including assets held in any trust) that are superior to other unsecured creditors of Luby's. Nothing in this Agreement shall be interpreted as creating a constructive trust over any assets of Luby's or creating a fiduciary relationship between Luby's and Executive or any other person.

     6. Enforcement. The rights and obligations created under this Agreement shall be enforced as follows:

         (a) Arbitration. In the event of any dispute or difference between Luby's and Executive with respect to the subject matter or interpretation of this Agreement or the enforcement of rights hereunder, such dispute or difference shall be submitted to arbitration. The arbitrator or arbitrators shall be selected by agreement of the parties or, if they cannot agree on an arbitrator or arbitrators within 30 days after the date one party notified the other of the desire to have the question settled by arbitration, then the arbitrator or arbitrators shall be selected by the American Arbitration Association (the "AAA") in Dallas, Texas upon the application of either party. The determination reached in such arbitration shall be final and binding on both parties without any right of appeal or further dispute. Execution of the determination by such arbitrator may be sought in any court of competent jurisdiction. In any such arbitration or subsequent proceeding, Executive shall be entitled to seek both legal and equitable relief and remedies, including but not limited to specific performance of Luby's obligations under this Agreement. The arbitrators shall not be bound by judicial formalities and may abstain from following the strict rules of evidence and shall interpret this Agreement as an honorable engagement and not merely as a legal obligation. Unless otherwise agreed by the parties, any such arbitration shall take place in San Antonio, Texas, and shall be conducted in accordance with the Rules of the AAA.

         (b) Costs and Expenses. Luby's will pay all fees of the arbitrators, whether the arbitration is initiated by Luby's or Executive. In addition, Luby's will pay, upon written demand from Executive, all legal fees and expenses which Executive may reasonably incur in connection with the arbitration or subsequent judicial proceedings to enforce this Agreement, plus interest on any award at the applicable federal rate, under Code
     Section 7872(f)(2); provided, however, that this sentence shall not apply unless Executive recovers through such action some amount or benefit (regardless of size or value) in excess of the amount Luby's had offered prior to commencement of the action.

         (c) Survival. The obligations under this section 6. shall survive the termination of this Agreement for any reason, whether such termination is by Luby's, by Executive, upon the expiration of this Agreement, or otherwise.

     7. Successor Employer. If Executive becomes an employee of another entity as a result of a transaction in which Luby's consolidates or merges into or with such entity or transfers all or substantially all of its assets to such entity (whether or not the transaction constitutes a Change In Control), the term "Luby's" in this Agreement shall mean such other entity and this Agreement shall continue in full force and effect. If Executive becomes an employee of a wholly owned subsidiary of Luby's (or of a successor entity described in the previous sentence), Executive shall be deemed for purposes of this Agreement to continue as an employee of Luby's (or the successor entity) while employed by such subsidiary.

     8.  Miscellaneous Provisions.

     8.1 Amendment. This Agreement may be amended or modified only in writing, signed by both parties.

     8.2 Tax Withholding. Luby's may withhold from any payments made under this Agreement all federal, state or other taxes which it determines to be required pursuant to any law or governmental regulation or ruling.

     8.3 Death of Executive Following Entitlement to Payments. If Executive dies after becoming eligible under section 3., but before all payments provided under section 4. have been made, the remaining payments shall be made to the beneficiary designated by Executive on the signature page of this Agreement or in the most recent written instrument filed with Luby's prior to Executive's death which specifically refers to this Agreement. Executive may revoke such a beneficiary designation at any time, without consent of any beneficiary, and file a new designation. If no effective beneficiary designation is on file with Luby's at the time of Executive's death, the remaining payments shall be paid to Executive's estate.

     8.4 Entire Agreement. This Agreement contains the entire understanding of the parties with regard to all matters contained herein. There are no other agreements, conditions or representations, oral or written, expressed or implied, with regard thereto. This Agreement supersedes all prior agreements relating to separation payments following a Change In Control between Executive and Luby's or any predecessor to Luby's. However, this Agreement shall not operate to reduce any benefit or compensation to which Executive is entitled under any plan, policy or program maintained by Luby's that does not specifically relate to payments following a Change In Control, including but not limited to benefits or compensation under incentive plans, qualified retirement plans, or nonqualified supplemental or excess pension or savings plans.

     8.5 Assignment. Luby's may in its sole discretion assign this Agreement to any entity which succeeds to the business of Luby's through merger, consolidation, a sale of all or substantially all of the assets of Luby's, or any similar transaction. Executive acknowledges that the services to be rendered by Executive are unique and personal. Accordingly, Executive may not assign any of Executive's rights or obligations under this Agreement.

     8.6 Successors. Subject to section 8.5, the provisions of this Agreement shall be binding upon the parties hereto, upon any successor to or assign of Luby's, and upon Executive's heirs and the personal representative of Executive or Executive's estate.


     8.7 No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     8.8 Notices. Any notice required to be given under this Agreement shall be in writing and shall be delivered either in person or by certified or registered mail, return receipt requested. Any notice by mail shall be addressed as follows:

If to Luby's, to:

Luby's, Inc.
c/o Chairman of the Executive Committee
2211 Northeast Loop 410
San Antonio, Texas  78217-4673
Telephone:	(210)  654-9000
Facsimile:	(210)  654-3211

with a copy to:

Cauthorn Hale Hornberger Fuller
Sheehan & Becker Incorporated
700 N. St. Mary's Street, Suite 620
San Antonio, Texas  78205
Attention:  James R. Hale or Drew R. Fuller, Jr.
Telephone:	(210)  271-1700
Facsimile:	(210)  271-1730

If to Executive, to:

_______________________
_______________________
_______________________

with a copy to:

_______________________
_______________________
_______________________

or to such other addresses as either party may designate in writing to the other party from time to time.

     8.9 Waiver of Breach. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement, unless the waiver specifically states that it is a continuing waiver or that it applies to other provisions. No waiver by Luby's shall be valid unless in writing and signed by the chief executive officer of Luby's. No waiver by Executive shall be valid unless in writing and signed by Executive.

     8.10 Severability. If any one or more of the provisions (or portions thereof) of this Agreement shall for any reason be held by a final determination of a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or portions of the provisions) of this Agreement, and the invalid, illegal or unenforceable provisions shall be deemed replaced by a provision that is valid, legal and enforceable and that comes closest to expressing the intention of the parties hereto.

     8.11 Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Texas, without giving effect to conflict of law principles.

     8.12 Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     8.13 Counterparts. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute a single instrument.

IN WITNESS WHEREOF, Luby's has caused this Agreement to be executed by its duly authorized officer, and Executive has executed this Agreement, all effective as of the date first above written.

LUBY'S, INC.
a Delaware  corporation


By:     ________________________
Its:    ________________________
Name:   ________________________


EXECUTIVE


By:     ________________________
Its:    ________________________
Name:   ________________________


I hereby designate ____________________ as the beneficiary of all payments due to me under section 4. of this Agreement for purposes of section 8.3 of this Agreement.


________________________
Executive

Date: ___________________
      PRESIDENT

                                                                 Exhibit 10(aa)
                                                             SR. VICE PRESIDENT

                       FORM OF CHANGE IN CONTROL AGREEMENT
                                   BETWEEN
                                 LUBY'S, INC.
                                     AND
                               (EXECUTIVE NAME)


     THIS AGREEMENT is made and entered into effective as of the 8th day of January, 1999 by and between LUBY'S, INC., a Delaware corporation (hereinafter "Luby's") and [Executive Name] (hereinafter, the "Executive").

     WHEREAS Executive is a valuable employee of Luby's and an integral part of its management; and

     WHEREAS Luby's wishes to encourage Executive to continue Executive's career with and services to Luby's for the period during and after an actual or threatened Change In Control; and

     WHEREAS the Board of Directors of Luby's has determined that it would be in the best interests of Luby's and its shareholders to assure: (i) continuity in the management of Luby's in the event of a Change In Control and (ii) that Executive can act objectively and in the best interests of Luby's and its shareholders in evaluating any such Change in Control, by entering into this Agreement with Executive;

     NOW, THEREFORE, in consideration of the services to be performed by Executive for Luby's in the future, as well as the promises and covenants contained in this Agreement, the parties agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall have the meanings prescribed below:

         1.1 Board. "Board" means the Board of Directors of Luby's. Except where this Agreement requires that action be taken by a specified percentage or number of the members of the Board, action on behalf of the Board may be taken by its Executive Committee, or by any other committee or individual specifically authorized to act on behalf of the Board by resolution of the Board.

         1.2 Change In Control. A "Change In Control" is the occurrence of any of the events described in subsections (a) through (d) below:

          (a) Either (i) receipt by Luby's of a report on Schedule 13D, or an amendment to such a report, filed with the Securities and Exchange Commission (the "SEC") pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act") disclosing that any person (as such term is used in Section 13(d) of the 1934 Act) ("Person"), is the beneficial owner, directly or indirectly, of twenty percent or more of the combined voting power of the outstanding stock of Luby's, or (ii) actual knowledge by the Board of facts on the basis of which any Person is required to file such a report on Schedule 13D, or to make an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time specified in Section 13(d) of the 1934 Act) disclosing that such Person is the beneficial owner, directly or indirectly, of twenty percent or more of the combined voting power of the outstanding stock of Luby's.

          (b) Purchase by any Person other than Luby's or a wholly-owned subsidiary of Luby's, of shares pursuant to a tender or exchange offer to acquire any stock of Luby's (or securities convertible into stock) for cash, securities or any other consideration provided that, after consummation of the offer, such Person is the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of twenty percent or more of the combined voting power of the outstanding stock of Luby's (calculated as provided in paragraph (d) of Rule 13d-3 under the 1934 Act in the case of rights to acquire stock).

          (c) Approval by the shareholders of Luby's of a transaction described in any of the following paragraphs:

               (1) Any consolidation or merger of Luby's in which Luby's is not the continuing or surviving corporation or pursuant to which shares of stock of Luby's would be converted into cash, securities or other property, other than a consolidation or merger of Luby's in which holders of its stock immediately prior to the consolidation or merger own at least a majority of the combined voting power of the outstanding stock of the surviving corporation immediately after the consolidation or merger (or at least a majority of the combined voting power of the outstanding stock of a corporation which owns directly or indirectly all of the voting stock of the surviving corporation).

               (2) Any consolidation or merger in which Luby's is the continuing or surviving corporation but in which the shareholders of Luby's immediately prior to the consolidation or merger do not hold at least a majority of the combined voting power of the outstanding stock of the continuing or surviving corporation (except where such holders of stock hold at least a majority of the combined voting power of the outstanding stock of the corporation which owns directly or indirectly all of the voting stock of Luby's).

               (3) Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Luby's (except such a transfer to a corporation which is wholly owned, directly or indirectly, by Luby's), or any complete liquidation of Luby's.

               (4) Any merger or consolidation of Luby's where, after the merger or consolidation, one Person owns 100% of the shares of stock of Luby's (except where the holders of Luby's voting stock immediately prior to such merger or consolidation own at least a majority of the combined voting power of the outstanding stock of such Person immediately after such merger or consolidation).

          (d) A change in the majority of the members of the Board within a 24-month period unless the election or nomination for election by Luby's shareholders of each new director was approved by the vote of at least two-thirds of the directors then still in office who were in office at the beginning of the 24-month period.

          A Change In Control occurs on the date that an event described in subsection (a), (b) or (d) occurs. In the case of a transaction described in subsection (c) which is subject to approval by the shareholders, the Change In Control occurs on the date the transaction is completed.

          1.3 Code. "Code" means the Internal Revenue Code of 1986, as amended.

          1.4 Disability. "Disability" or "Disabled" means the inability of Executive as a result of physiological or psychological condition to perform the essential functions of any position held by Executive on or after the date a Change In Control occurred.

          1.5 Discharge for Cause. Solely for purposes of this Agreement, "Discharge for Cause" means a termination of Executive's employment by Luby's because of Executive's gross negligence, gross misconduct (active or passive), fraud or dishonesty which has resulted, or is likely to result, in material economic damage to Luby's, as determined in good faith by a vote of two-thirds of the non-employee directors at a meeting of the Board at which Executive has been afforded an opportunity to be heard.

          1.6 Good Reason. "Good Reason" means the occurrence, on or after the date of a Change In Control and without Executive's written consent, of any of the following events or circumstances, as determined in good faith by Executive:

          (a) A reduction in Executive's base salary in effect immediately prior to the Change In Control.

          (b) A material reduction in Executive's target opportunity, measured as a percentage of base salary, to earn annual or long-term incentives or bonuses.

          (c) A material reduction by Luby's of Executive's job duties and responsibilities, or change in the rank or responsibilities of the party to whom the Executive reports, from that which existed immediately prior to the Change In Control, including but not limited to the assignment to Executive of duties and responsibilities which are materially inconsistent with those of Executive's position immediately prior to the Change In Control.

          (d) Assignment or reassignment of Executive to another place of employment that is more than 50 miles (measured by the shortest paved highway route) from Executive's place of employment immediately prior to the Change In Control.

          (e) A failure by Luby's to pay to Executive when due any deferred compensation that was deferred by Executive prior to the Change in Control.

          (f) A failure by Luby's to adjust, if necessary, the terms of any stock option granted to Executive prior to the date of Change in Control so as to provide Executive with a new stock option or other benefit of equivalent economic value.

          (g) A failure by Luby's to comply with the terms and conditions of this Agreement.

     Notwithstanding the foregoing:

               (aa) An event or circumstance shall not constitute Good Reason unless Executive provides written notice to Luby's specifying the basis for Executive's determination that Good Reason exists within six months after the first day on which such Good Reason existed. If Luby's cures the event or circumstance within 30 days of receiving such written notice (including retroactive restoration of any lost compensation or benefits, where reasonably possible), Good Reason shall be deemed never to have existed.

               (bb) Luby's and Executive may, upon mutual written agreement, waive any provision of this section which would otherwise constitute Good Reason.

     2. Term of Agreement. This Agreement shall become effective as of the date written in the first paragraph of this Agreement and shall be for an initial term ending on December 31, 2000. The term of this Agreement shall be automatically extended on each December 31 for one additional calendar year, unless Luby's provides written notice to Executive prior to a December 31 that this sentence shall cease to apply on that December 31. (For example, on December 31, 2000, the term will be automatically extended to December 31, 2001 unless Luby's gives written notice to Executive prior to December 31, 2000.) This Agreement will apply to any Change in Control that occurs during the term of this Agreement.

     3. Eligibility for Benefits. Except as provided in section 3.1, if Executive is a full-time employee of Luby's on the date a Change In Control occurs, Executive shall be entitled to the benefits provided under section 4. following the occurrence of either of the following events:

          (a) Executive's employment is involuntarily terminated by Luby's during the 24-month period following the Change In Control.

          (b) Executive terminates employment with Luby's for Good Reason during the 24-month period following the Change In Control; provided that the period in which Luby's could correct the Good Reason has expired.

          3.1  Disqualification from Benefits. Notwithstanding the provisions of section 3., Executive shall not be eligible for any benefits under this Agreement under any of the following circumstances:

          (a) Luby's terminates Executive's employment due to Discharge for Cause.

          (b) Executive's employment with Luby's terminates due to Disability or Executive's death.

          (c) Executive voluntarily terminates employment without Good Reason. For purposes of this Agreement, a voluntary termination of employment includes any termination that qualifies as a form of "retirement" under any employee pension benefit plan maintained by Luby's that covers Executive; provided that Good Reason does not exist at the time of such retirement.

          (d) Executive's employment is terminated pursuant to any policy of Luby's that requires or permits mandatory retirement of Executive upon attainment of a specified age and that complies with applicable laws and regulations.

     If this section 3.1 applies, Executive shall be subject to the normal policies of Luby's regarding such events and shall be eligible for only such compensation and benefits as would apply if this Agreement did not exist.

          3.2 Anticipation of Change In Control. If (i) Executive's employment is involuntarily terminated by Luby's, or Executive terminates such employment with Luby's for Good Reason, on or after the date on which a public announcement is made by Luby's of its intention to participate in a transaction which would constitute a Change In Control, (ii) Executive would be eligible under section
3. if the Change In Control had already occurred, (iii) section 3.1 does not apply, and (iv) the Change In Control actually occurs, then Executive's employment shall be deemed solely for purposes of this Agreement to have terminated under section 3. on the date the Change In Control occurred and Executive shall be entitled to the benefits provided under section 4.

     4. Benefits. If Executive is eligible under section 3. and Executive promptly executes and delivers to the Company a waiver, release, and separation agreement tendered by the Company, which release the Company, its officers, directors, stockholders, employees, agents, assigns, subsidiaries and affiliates from all claims that arise out of or relate in any way to the Executive's employment or termination of employment with the Company, including claims under anti-discrimination laws (except that claims for vested wages, or vested benefits shall not be waived), Executive will receive the benefits provided under section 4.1 through section 4.5.

          4.1 Severance Payment. Within five business days after Executive's termination of employment under section 3. occurs, Luby's will pay to Executive a lump sum equal to two times the sum of the amounts determined under subsections (a) and (b):

          (a) Executive's annual base salary immediately prior to the Change In Control.

          (b) (i) If Executive has been employed by the Company for less than one year as of the date termination of employment occurs, as determined under section 3., the amount added to the amount in section 4.1(a) shall be the short-term target cash bonus for the year in which the termination occurs; and

              (ii) If the Executive has been employed by the Company for more than one year as of the date termination of employment occurs, as determined under section 3., the amount added to the amount in section 4.1(a) shall be the average of (x) the actual short term cash bonus received by the Executive during the preceding fiscal year and (y) the short-term cash target bonus for the year in which the termination occurs.

     The payment under this section 4.1 shall also include amounts for any accrued but unpaid salary and any accrued but unused vacation under Luby's policies which is outstanding on the date Executive's employment terminates.

          4.2 Stock Options and Restricted Stock. All stock options granted to Executive which are outstanding on the date of Executive's termination of employment under section 3. shall become vested, and all restrictions on restricted shares of Luby's stock granted to Executive shall lapse on that date. All of Executive's outstanding stock options shall be exercisable, subject to earlier expiration pursuant to the terms of the individual option agreements, during the two year period following the termination of Executive's employment.

          4.3 Continuation of Welfare Benefits. During the 24 month period following Executive's termination of employment under section 3., Executive will be eligible for continuation of coverage for Executive and Executive's eligible dependents under all life insurance, disability, accident and health insurance coverage in effect at the time Executive's employment terminated, subject to the following:

          (a) Such coverage shall be provided under the same terms and conditions as apply to similarly situated active employees of Luby's during such period. Executive shall pay to Luby's the contribution, if any, required to be paid for such coverage by similarly situated active employees of Luby's during such period.

          (b) If a group insurance carrier refuses to provide the coverage described in this section 4.3 under its contract issued to Luby's, or if Luby's reasonably determines that the coverage required under this section
     4.3 would cause a welfare plan sponsored by Luby's to violate any provision of the Code prohibiting discrimination in favor of highly compensated employees or key employees, Luby's will use its best efforts to obtain for Executive an individual insurance policy providing comparable coverage. However, if Luby's determines in good faith that comparable coverage cannot be obtained for less than two times the premium or premium equivalent for such coverage under Luby's welfare plan or plans, Luby's sole obligation under this section 4.3 with respect to that coverage will be limited to paying to Executive a monthly amount equal to two times the monthly premium or premium equivalent for that coverage under Luby's plans.

          (c) Benefits provided to Executive or Executive's dependents under this section will be secondary to any comparable benefits provided by another employer to the extent permitted by applicable law.

          4.4 Retirement Benefits. Within five business days after Executive's employment terminates under section 3. (or as soon thereafter as the amount payable under this section can reasonably be determined), Luby's will pay Executive a lump sum equal to the sum of the following amounts:

          (a) Retirement Plans. The present value of the additional benefit to which Executive would be entitled under the qualified defined benefit pension plan and non-qualified supplemental executive retirement plan, if any, that covered Executive on the date the termination of employment occurred, determined by assuming that Executive's employment had continued for an additional 24 months and that Executive's rate of compensation being recognized by each such plan immediately prior to the termination of employment had continued in effect during such period. The "present value" for purposes of this subsection (a) shall be determined by using the actuarial equivalent factors specified in the qualified defined benefit pension plan for determining lump sum distributions (disregarding any restriction on the size of lump sum distributions allowed).

          (b) Savings Plans. The sum of the additional contributions (other than pre-tax salary deferral contributions by Executive) that would have been made or credited by Luby's to Executive's accounts under each qualified defined contribution plan and non-qualified supplemental executive savings plan, if any, that covered Executive on the date the termination of employment occurred, determined by assuming that:

               (1) Executive's employment had continued for an additional 24 months.

               (2) Executive's rate of compensation being recognized by each plan immediately prior to the termination of employment had continued in effect during such period.

               (3) In the case of matching contributions, Executive's rate of pre-tax salary deferral contributions in effect immediately prior to the termination of employment had remained in effect throughout such period.

               (4) In the case of discretionary contributions by Luby's, Luby's continued to make such contributions during such period at the rate that applied to the most recent plan year that ended prior to the termination of employment.

          4.5 Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Executive (i) constitute "parachute payments" within the meaning of Section 280G (as it may be amended or replaced) of the Code and (ii) but for this section 4.5, would be subject to the excise tax imposed by Section 4999 (as it may be amended or replaced) of the Code (the "Excise Tax"), then the Executive's severance benefits hereunder section 3. shall be either:

          (a)  delivered in full, or

          (b) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under the Excise Tax. Unless Luby's and the Executive otherwise agree in writing, any determination required under this section 4.5 shall be made in writing in good faith by the accounting firm serving as Luby's independent public accountants immediately prior to the Change of Control (the "Accountants"). In the event of a reduction in benefits hereunder, the Executive shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this section 4.5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code. Luby's and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this section. Luby's shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this section 4.5.

           4.6 No Offsets. Executive shall be under no obligation to seek other employment or otherwise mitigate the amounts payable by Luby's under section 4. There will be no offset against the amounts payable under section 4. on account of any compensation or earnings from any subsequent employment or self-employment of Executive, except as provided in section 4.3(c). Luby's obligations to make the payments provided for this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which Luby's may have against Executive or others, unless Executive has given written consent to such as set-off or is subject to a final judgment in favor of Luby's.

     5. Source of Payments. Except as otherwise provided in this section, all payments provided in section 4. shall be paid from the general funds of Luby's, and Luby's shall not be required to establish a special or separate fund or otherwise segregate assets to assure payments will be made under this Agreement.

          (a) On or before the date a Change In Control occurs (or as soon as reasonably possible following a Change In Control for which Luby's has no advance warning), Luby's will establish a trust in the form generally known as a "rabbi trust", and will immediately deposit into that trust an amount equal to the total of the estimated amounts to which Executive would become entitled under sections 4.1, 4.3 and 4.4, in the event the requirements of section 3. are satisfied.

               (1) The trustee shall be a national bank or trust company selected by Luby's and reasonably acceptable to Executive.

               (2) The amount to be deposited in the trust shall be determined by an actuary employed by a nationally recognized actuarial and benefits consulting firm selected by Luby's which shall be reasonably acceptable to Executive.

          (b) In the event Executive satisfies the requirements of section 3. and becomes entitled to payments under section 4., those payments shall be made from the assets of the trust to the extent those assets are sufficient. Luby's obligations under this Agreement shall be reduced to the extent of the payments made from the trust.

          (c) If Executive does not become eligible under section 3. within 24 months after the date a Change In Control occurs, or if an event described in section 3.1 occurs that makes Executive ineligible for benefits, the trust shall terminate and its assets shall be returned to Luby's.

     Notwithstanding the foregoing provisions of this section, it is expressly understood and agreed that Executive (and any dependent, beneficiary or estate of Executive who becomes entitled to payments hereunder) shall at all times be an unsecured creditor of Luby's, and shall have no rights to assets of Luby's (including assets held in any trust) that are superior to other unsecured creditors of Luby's. Nothing in this Agreement shall be interpreted as creating a constructive trust over any assets of Luby's or creating a fiduciary relationship between Luby's and Executive or any other person.

     6. Enforcement. The rights and obligations created under this Agreement shall be enforced as follows:

          (a) Arbitration. In the event of any dispute or difference between Luby's and Executive with respect to the subject matter or interpretation of this Agreement or the enforcement of rights hereunder, such dispute or difference shall be submitted to arbitration. The arbitrator or arbitrators shall be selected by agreement of the parties or, if they cannot agree on an arbitrator or arbitrators within 30 days after the date one party notified the other of the desire to have the question settled by arbitration, then the arbitrator or arbitrators shall be selected by the American Arbitration Association (the "AAA") in Dallas, Texas upon the application of either party. The determination reached in such arbitration shall be final and binding on both parties without any right of appeal or further dispute. Execution of the determination by such arbitrator may be sought in any court of competent jurisdiction. In any such arbitration or subsequent proceeding, Executive shall be entitled to seek both legal and equitable relief and remedies, including but not limited to specific performance of Luby's obligations under this Agreement. The arbitrators shall not be bound by judicial formalities and may abstain from following the strict rules of evidence and shall interpret this Agreement as an honorable engagement and not merely as a legal obligation. Unless otherwise agreed by the parties, any such arbitration shall take place in San Antonio, Texas, and shall be conducted in accordance with the Rules of the AAA.

          (b) Costs and Expenses. Luby's will pay all fees of the arbitrators, whether the arbitration is initiated by Luby's or Executive. In addition, Luby's will pay, upon written demand from Executive, all legal fees and expenses which Executive may reasonably incur in connection with the arbitration or subsequent judicial proceedings to enforce this Agreement, plus interest on any award at the applicable federal rate, under Code
     Section 7872(f)(2); provided, however, that this sentence shall not apply unless Executive recovers through such action some amount or benefit (regardless of size or value) in excess of the amount Luby's had offered prior to commencement of the action.

          (c) Survival. The obligations under this section 6. shall survive the termination of this Agreement for any reason, whether such termination is by Luby's, by Executive, upon the expiration of this Agreement, or otherwise.

     7. Successor Employer. If Executive becomes an employee of another entity as a result of a transaction in which Luby's consolidates or merges into or with such entity or transfers all or substantially all of its assets to such entity (whether or not the transaction constitutes a Change In Control), the term "Luby's" in this Agreement shall mean such other entity and this Agreement shall continue in full force and effect. If Executive becomes an employee of a wholly-owned subsidiary of Luby's (or of a successor entity described in the previous sentence), Executive shall be deemed for purposes of this Agreement to continue as an employee of Luby's (or the successor entity) while employed by such subsidiary.

     8.  Miscellaneous Provisions.

          8.1 Amendment. This Agreement may be amended or modified only in writing, signed by both parties.

          8.2 Tax Withholding. Luby's may withhold from any payments made under this Agreement all federal, state or other taxes which it determines to be required pursuant to any law or governmental regulation or ruling.

          8.3 Death of Executive Following Entitlement to Payments. If Executive dies after becoming eligible under section 3., but before all payments provided under section 4. have been made, the remaining payments shall be made to the beneficiary designated by Executive on the signature page of this Agreement or in the most recent written instrument filed with Luby's prior to Executive's death which specifically refers to this Agreement. Executive may revoke such a beneficiary designation at any time, without consent of any beneficiary, and file a new designation. If no effective beneficiary designation is on file with Luby's at the time of Executive's death, the remaining payments shall be paid to Executive's estate.

          8.4 Entire Agreement. This Agreement contains the entire understanding of the parties with regard to all matters contained herein. There are no other agreements, conditions or representations, oral or written, expressed or implied, with regard thereto. This Agreement supersedes all prior agreements relating to separation payments following a Change In Control between Executive and Luby's or any predecessor to Luby's. However, this Agreement shall not operate to reduce any benefit or compensation to which Executive is entitled under any plan, policy or program maintained by Luby's that does not specifically relate to payments following a Change In Control, including but not limited to benefits or compensation under incentive plans, qualified retirement plans, or nonqualified supplemental or excess pension or savings plans.

          8.5 Assignment. Luby's may in its sole discretion assign this Agreement to any entity which succeeds to the business of Luby's through merger, consolidation, a sale of all or substantially all of the assets of Luby's, or any similar transaction. Executive acknowledges that the services to be rendered by Executive are unique and personal. Accordingly, Executive may not assign any of Executive's rights or obligations under this Agreement.

          8.6 Successors. Subject to section 8.5, the provisions of this Agreement shall be binding upon the parties hereto, upon any successor to or assign of Luby's, and upon Executive's heirs and the personal representative of Executive or Executive's estate.

          8.7 No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

          8.8 Notices. Any notice required to be given under this Agreement shall be in writing and shall be delivered either in person or by certified or registered mail, return receipt requested. Any notice by mail shall be addressed as follows:

If to Luby's, to:

     Luby's, Inc.
     c/o Chairman of the Executive Committee
     2211 Northeast Loop 410
     San Antonio, Texas  78217-4673
     Telephone:  (210) 654-9000
     Facsimile:  (210) 654-3211

with a copy to:

     Cauthorn Hale Hornberger Fuller
     Sheehan & Becker Incorporated
     700 N. St. Mary's Street, Suite 620
     San Antonio, Texas  78205
     Attention:  James R. Hale or Drew R. Fuller, Jr.
     Telephone:  (210) 271-1700
     Facsimile:  (210) 271-1730

If to Executive, to:

     _______________________
     _______________________
     _______________________

with a copy to:

     _______________________
     _______________________
     _______________________

or to such other addresses as either party may designate in writing to the other party from time to time.

          8.9 Waiver of Breach. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement, unless the waiver specifically states that it is a continuing waiver or that it applies to other provisions. No waiver by Luby's shall be valid unless in writing and signed by the chief executive officer of Luby's. No waiver by Executive shall be valid unless in writing and signed by Executive.

          8.10 Severability. If any one or more of the provisions (or portions thereof) of this Agreement shall for any reason be held by a final determination of a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or portions of the provisions) of this Agreement, and the invalid, illegal or unenforceable provisions shall be deemed replaced by a provision that is valid, legal and enforceable and that comes closest to expressing the intention of the parties hereto.

          8.11 Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Texas, without giving effect to conflict of law principles.

          8.12 Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          8.13 Counterparts. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute a single instrument.

     IN WITNESS WHEREOF, Luby's has caused this Agreement to be executed by its duly authorized officer, and Executive has executed this Agreement, all effective as of the date first above written.

                                      LUBY'S, INC.
                                      a Delaware  corporation


                                      By:   ________________________
                                      Its:  ________________________
                                      Name: ________________________


                                      EXECUTIVE


                                      By:   ________________________
                                      Its:  ________________________
                                      Name: ________________________


     I hereby designate _____________________ as the beneficiary of all payments due to me under section 4. of this Agreement for purposes of section 8.3 of this Agreement.


                                            ________________________
                                            Executive

                                            Date: ___________________